Exhibit 10.6.1

FIRST AMENDMENT

THIS FIRST AMENDMENT, dated as of February 5, 2003 (this “Amendment”), to the REVOLVING CREDIT FACILITY LETTER AGREEMENT, dated January 14, 2003 (the “Letter Agreement”), between Pinnacle Airlines, Inc. a Georgia corporation (“Pinnacle”), and Northwest Airlines, Inc. a Minnesota corporation (“Northwest”);

W I T N E S S E T H:

WHEREAS, Pinnacle and Northwest are parties to the Letter Agreement; and

WHEREAS, Pinnacle has requested that the Letter Agreement be amended as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Terms defined in the Letter Agreement and used herein shall have the meanings given to them in the Letter Agreement.

SECTION 2.  Amendment to Section 13.  Clause (a) of Section 13 of the Letter Agreement is hereby amended to read in its entirety as set forth below:

(a)  Debt.  Create or suffer to exist any Debt, except (i) that certain promissory note, dated January 14, 2003 and payable to the order to NWA Inc. in the original principle amount of $200,000,000, and (ii) a cash collateralized line of credit with Union Planters Bank in an amount not in excess of $1,000,000 at any time and used solely for the purpose of obtaining letters of credit from Union Planters Bank.

SECTION 3.  Conditions to Effectiveness of this Amendment.  This Amendment shall become effective on the date on which Northwest shall have received a counterpart of this Amendment duly executed and delivered by Pinnacle.

SECTION 4.  Miscellaneous.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Letter Agreement shall remain unamended and unwaived and shall continue to be in full force and effect.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Amendment represents the agreement of Pinnacle and Northwest with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Northwest relative to the subject matter hereof not expressly set forth or referred to herein.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PINNACLE AIRLINES, INC.

By:	/s/ Curtis E. Sawyer
Name:	Curtis E. Sawyer
Title:	Vice President & CFO

NORTHWEST AIRLINES, INC.

By:	/s/ Daniel B. Matthews
Name:	Daniel B. Matthews
Title:	Senior Vice President & Treasurer